UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SUMMIT HEALTHCARE REIT, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Summit Healthcare REIT, Inc.

2 South Pointe Drive, Suite 100

Lake Forest, CA 92630

Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held May 11, 2016

Dear Stockholder:

We cordially invite you to attend the 2016 Annual Meeting of Stockholders of Summit Healthcare REIT, Inc., to be held May 11, 2016, at 10:00 a.m. local time at our corporate offices located at 2 South Pointe Drive, Suite 100 in Lake Forest, CA 92630. Directions to the annual meeting can be obtained by calling (800) 978-8136 or visiting www.summithealthcarereit.com.

We are holding this meeting to:

1.	Elect three directors to hold office for one-year terms expiring in 2017.

Your Board of Directors recommends a vote FOR each nominee.

2.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your Board of Directors has selected March 14, 2016 as the record date for determining stockholders entitled to vote at the annual meeting.

The Proxy Statement, Proxy Card and Annual Report to Stockholders are being mailed to you on or about March 28, 2016.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2016:

Our Proxy Statement, form of Proxy Card and 2015 Annual Report to Stockholders are also available at https://www.proxy-direct.com/sum-27608. Thank you for your support of Summit Healthcare REIT, Inc.

Sincerely,

March 28, 2016	Kent Eikanas
Lake Forest, California	President and Chief Operating Officer

SUMMIT HEALTHCARE REIT, INC.

2 South Pointe Drive, Suite 100

Lake Forest, California 92630

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2016

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Summit Healthcare REIT, Inc. (“we,” “us,” “Summit” or the “Company”), a Maryland corporation, of proxies for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 11, 2016, at 10:00 a.m. local time at our executive offices, 2 South Pointe Drive, Suite 100, Lake Forest, CA 92630, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

This Proxy Statement, form of proxy and voting instructions are first being mailed to stockholders on or about March 28, 2016.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on March 14, 2016 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, there were 23,027,978 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD:

For those stockholders with Internet access, we encourage you to vote via the Internet, since it is quick, convenient and provides a cost savings to the Company. When you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card. Internet voting is permitted by Section 2-507(c)(3) of the Maryland General Corporation Law. Alternatively, you may simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting. If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the three nominees named herein, and, if any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Your vote is important. You can save the expense of a second mailing by voting promptly.

Required Vote

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other purposes as well. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum. Withheld votes in the election of directors and abstentions in all other items submitted for stockholder approval will not be counted as votes cast.

Election of Directors. A majority of the votes present in person or by proxy at the Annual Meeting is required for the election of the directors. This means that a director nominee needs to receive more votes for his or her election than against his or her election in order to be elected to the Board. Because of this majority vote requirement, withheld votes will have the effect of a vote against each nominee for director. As described in more detail below, broker non-votes will also have the effect of a vote against each nominee for director.

Other Matters. Our Board does not presently intend to bring any business before the Annual Meeting other than the proposals identified in the Notice of Annual Meeting of Stockholders and discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matters to be raised at the Annual Meeting.

Broker Non-Votes

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items when it has not received instructions from the beneficial owner. A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner. The election of directors is considered a non-routine matter; therefore, absent your instructions, a broker that holds your shares in “street name” will not be permitted to vote your shares in the election of any nominee for director. If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If a broker returns a properly executed proxy, but crosses out non-routine matters for which you have not given instructions (a so-called “broker non-vote”), the proxy will have the same effect as a vote “AGAINST” the election of each of the three nominees named herein.

 Revocation of Proxies

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	providing written notice of such revocation to our Corporate Secretary;

•	signing and submitting a new proxy card with a later date;

•	authorizing a new proxy by telephone or Internet (only your latest proxy is counted); or

•	voting your shares in person at the Annual Meeting.

Proxy Solicitation

The solicitation of proxies for the Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the Annual Meeting, we may also solicit proxies by telephone or in person. We have engaged Computershare Fund Services to assist with the solicitation of proxies in conjunction with the Annual Meeting. We anticipate that the aggregate fees for these services will be between $30,000 and $35,000. However, the exact cost will depend on the amount and types of services rendered. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our executive officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services. The costs of the proxy solicitation will be borne by the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of three members, Paul Danchik, J. Steven Roush, and Suzanne Koenig, all of whom have been determined by the Board to be “independent” as that term is defined under our charter, the NASDAQ listing standards and the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Board has proposed the following nominees for election as directors, each to serve for a one-year term ending at the 2017 Annual Meeting of Stockholders: J. Steven Roush, Suzanne Koenig, and Kent Eikanas. With the exception of Mr. Eikanas, each nominee currently serves as a director, and, if re-elected, will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement. Paul Danchik will not stand for re-election.

We expect each nominee standing for election or re-election as the case may be, as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

ALL NOMINEES TO BE ELECTED AS DIRECTORS

The principal occupation and certain other information about the nominees are set forth below.

J. Steven Roush, CPA, age 69 serves on the Audit, Independent Directors, Compensation and Investment Committees. Mr. Roush chairs the Audit Committee. Mr. Roush’s term on the Board and the Committees noted above expire on the date of the 2016 Annual Meeting. Mr. Roush retired from PricewaterhouseCoopers in 2007 after 39 years, 30 of those as a Partner. Mr. Roush brings experience in a diverse number of industries ranging from manufacturing, non-profits and retail (restaurants) with a concentration in real estate, (office, residential, hospitality and commercial) telecommunications and pharmaceutical. He has a background in dealing with both private and public company boards of directors. Mr. Roush has a Bachelor of Science Degree in Accounting from Drake University and an Advanced Professional Director Certification from the American College of Corporate Directors.

Mr. Roush brings to the Board years of dealing with the SEC and its various regulatory filings, Sarbanes Oxley (SOX 404) implementation and maintenance and the experience of working with many diverse boards running across varied industries. Over the years, he has served as an office managing partner, an SEC Review Partner (over 20 years) and a Risk Management Partner. Mr. Roush currently serves as a member of the Board and Chairman of the Audit Committee of STAAR Surgical Company, a public ophthalmic company. He is also a member of the Board and Chairman of the Audit Committee of W.E. Hall Company, a privately held manufacturer and distributor of corrugated pipe and related drainage products. Mr. Roush is also on the Board of Trustees and Chairman of the Audit Committee of the Orange County Museum of Art. He previously served on the Audit Committee of the National American Heart Association and a member of the Board and Chairman of the Audit committee of AirTouch Communications, Inc., a public telecommunication device company. Our Board has determined that Mr. Roush satisfies the SEC’s requirements of an “audit committee financial expert.”

Suzanne Koenig, age 55, serves on the Audit, Independent Directors, Compensation and Investment Committees. Ms. Koenig’s term on the Board and the Committees noted above expire on the date of the 2016 Annual Meeting. Ms. Koenig is president and founder of SAK Management Services LLC, a nationally recognized long-term care management and healthcare consulting services company. With over 20 years of extensive experience as an owner and operator, Ms. Koenig offers specialized skills in operations improvement, staff development and quality assurance with particular expertise in marketing, census development and operations enhancement for the whole spectrum of senior housing, long-term care and other healthcare entities requiring turnaround services.

Ms. Koenig’s professional experience has included executive positions in marketing, development and operations management for both regional and national health care providers representing property portfolios throughout the United States. Recently Ms. Koenig has been appointed as the Patient Care Ombudsman, Receiver and Chapter 11 Trustee in several of the new Heal Care Bankruptcy Filings (Chapter 11 and Chapter 7) with the advent of the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 (BAPCPA), including healthcare entities such as physician practices and hospitals.

In addition, Ms. Koenig has served in an advisory and consulting capacity for numerous client engagements involving bankruptcy proceedings as well as in turnaround management situations. She offers proven proficiency in maximizing financial return and cash flow, while maintaining the highest standards of quality care.

Ms. Koenig brings to the Board approximately 30 years of experience in operating long-term care facilities. Ms. Koenig offers the practical perspective of the challenges and opportunities confronting Healthcare Providers in managing the changing dynamics of this industry. She is a Licensed Nursing Home Administrator and a Licensed Social Worker in multiple states where she has worked.

Ms. Koenig also serves as an officer and director for several of the states’ long term care provider associations. Ms. Koenig is the former Co-Chair of the American Bankruptcy Institute’s (ABI) Health Care Committee and Ms. Koenig is a Co-Chair for the Steering Committee of the Midwest Turnaround Management Association (TMA) Chapter.

Ms. Koenig is a frequent speaker for various healthcare industry associations and business affiliates where she conducts continuing education and training programs. She holds a Master of Science Degree from Spertus College, Illinois, and a Bachelor of Social Work Degree from the University of Illinois, Champaign-Urbana, Illinois.

Kent Eikanas, age 46, currently serves as our President and Chief Operating Officer. Further information regarding Mr. Eikanas’ business experience and specific skills that qualify him to serve as a director of the Company is set forth below in the “Executive Officers” section.

Board Leadership Structure

Our Board is currently comprised of three members, Mr. Roush, Ms. Koenig, and Mr. Danchik, each of whom is an independent director. Mr. Danchik is not standing for re-election.

Our Board composition and the corporate governance provisions set forth in our charter ensure strong oversight by independent directors. Each of our Board’s standing committees is currently chaired by, and comprised of, independent directors. Although the Board has not established a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separated, the Board has determined it would be preferable, at least for some period of time, that the roles of Chairman and Chief Executive Officer be separated. Currently the position of Chief Executive Officer is vacant. As the current Chairman of the Board, Mr. Roush is responsible for chairing Board meetings and meetings of stockholders, setting the agendas for Board meetings and providing information to the other directors in advance of meetings and between meetings. We do not currently have a policy requiring the appointment of a lead independent director.

The Role of the Board of Directors in our Risk Oversight Process

Management is responsible for the day-to-day management of risks that the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. The full Board regularly reviews information regarding the Company’s liquidity, credit, operations and regulatory compliance, as well as the risks associated with each. The Audit Committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Independent Directors Committee manages risks associated with the independence of the Board. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

Our charter contains detailed criteria for determining the independence of our directors and requires a majority of the members of our Board to qualify as independent. The Board consults with our legal counsel to ensure that the Board’s independence determinations are consistent with our charter and applicable securities and other laws and regulations. Consistent with these considerations, after reviewing all relevant transactions or relationships between each director, or any of his family members and the Company, our senior management and our independent registered public accounting firm, each member of our Board has been determined to be independent. Furthermore, although our shares are not listed on a national securities exchange, our Board reasonably believes that each member of the Board and, thus, each member of the Board’s Audit Committee, Independent Directors Committee, Compensation Committee and Investment Committee are independent under the NASDAQ listing standards. If each nominee for director – Mr. Roush, Ms. Koenig, and Mr. Eikanas – is elected to the Board at the Annual Meeting, our Board will continue to have strong independent oversight as each such nominee other than Mr. Eikanas will continue to qualify as an independent director.

Nomination of Candidates for Director Positions

We have determined that we are better served by having the full Board review director nominations. Therefore, we have no nominating committee; however, pursuant to our charter, our independent directors are responsible for nominating all replacements for vacancies resulting from the departure of independent directors. The full Board participates in the consideration of all other director nominees. Specifically, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board standing for re-election at an upcoming Annual Meeting of Stockholders does not wish to continue in service, the Board identifies the desired skills and experience of a new nominee.

The Board believes that potential directors should possess sound judgment, an understanding of the business issues affecting us, integrity and the highest personal and professional ethics. In searching for potential nominees, the Board (or the independent directors, if the nomination is for a vacant independent director position) seeks directors who have extensive relevant business, management and civic experience appropriate for assisting the Board to discharge its responsibilities. In the case of both incumbent and new directors, the Board seeks persons who can devote significant time and effort to board and committee responsibilities. In addition, when selecting new nominees for director positions, the Board seeks to develop and maintain a board that, as a whole, is strong in its collective knowledge and has a diversity of skills, background and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, industry knowledge and corporate governance.

The Board will consider recommendations made by stockholders for director nominees who meet the criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Additional Information – Stockholder Proposals” below.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2015, the Board, as such, formally met five times and took action by unanimous written consent 17 times. During 2015, each of our directors attended all of the meetings of the Board. In addition, each director attended all of the meetings of the committees on which he or she served during 2015. We encourage our directors to attend our Annual Meetings of Stockholders. All of our directors were present in person at our 2015 Annual Meeting of Stockholders. Our entire Board considers all major decisions concerning our business, including any property acquisitions. However, our Board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting. The Board has established four standing committees: the Audit Committee, the Independent Directors Committee, the Compensation Committee and the Investment Committee.

Audit Committee

The Audit Committee selects the independent public accountants that audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The current members of the Audit Committee are Paul Danchik, Suzanne Koenig, and J. Steven Roush. J. Steven Roush, CPA serves as the Chairman of the Audit Committee and satisfies the SEC’s requirements of an “audit committee financial expert.” During the fiscal year ended December 31, 2015, the Audit Committee met four times. The Audit Committee has adopted a charter which is available on our website.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, our independent directors approve all transactions between the Company and its affiliates. See “Certain Transactions with Related Persons” below for a discussion of the transactions considered and approved by our Independent Directors Committee since the beginning of 2015. In general, our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law. Any conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the full Board and our independent directors. The current members of the Independent Directors Committee are, Paul Danchik, J. Steven Roush and Suzanne Koenig. During the fiscal year ended December 31, 2015, the Independent Directors Committee met five times.

Compensation Committee

Our Compensation Committee discharges the Board’s responsibilities relating to compensation of our executive officers. Our Compensation Committee also has authority to retain its own legal and other advisors and create and administer incentive compensation and equity-based plans. The current members of the Compensation Committee are Paul Danchik (Chairman), J. Steven Roush and Suzanne Koenig. The Compensation Committee met one time during the fiscal year ended December 31, 2015. The Compensation Committee has adopted a charter, which is available on our website.

Investment Committee

Our Investment Committee’s principal responsibility is to review the real estate investments proposed to be made by the Company, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our Investment Committee currently consists of our three independent directors: Paul Danchik, J. Steven Roush and Suzanne Koenig. During the fiscal year ended December 31, 2015, the Investment Committee met four times.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our Board. Such parties can contact the Board by mail at: Chairperson of the Audit Committee of Summit Healthcare REIT Inc., 2 South Pointe Drive, Suite 100, Lake Forest, CA 92630. The Chairperson of the Audit Committee will receive all communications made by this means.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our executive officers, and our employees. The Code of Business Conduct and Ethics can be accessed through our website: www.summithealthcarereit.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website.

Executive Officers

Mr. Kent Eikanas is our President and Chief Operating Officer. Our Chief Financial Officer and Treasurer is Ms. Elizabeth Pagliarini. Mr. Peter Elwell is our Chief Investment Officer.

Kent Eikanas, age 46, currently serves as our President and Chief Operating Officer. From 2008 to 2012, Mr. Eikanas served as Vice President of Senior Housing for Granite Investment Group (“Granite”), where he closed over $100 million in senior housing real estate refinances, dispositions and acquisitions. In addition, Mr. Eikanas managed over $700 million in senior housing assets. Mr. Eikanas was a key contributor to the launch of a skilled nursing operating company based in Dallas, Texas, while at Granite and helped the operating company grow from 14 facilities to 35 facilities. From 2003 to 2008, Mr. Eikanas was the Vice President of Acquisitions for a private real estate company and closed over $200 million in senior housing real estate. Mr. Eikanas has overseen licensing for skilled nursing facilities, assisted living facilities and memory care facilities in California, Texas, Rhode Island, Oregon and Pennsylvania. From 1999 to 2003, Mr. Eikanas worked in sales and real estate for REMAX. Mr. Eikanas graduated from California State University Sacramento with a Bachelor of Arts Degree in Psychology and a minor in Business Administration.

Elizabeth Pagliarini, age 45, currently serves as our Chief Financial Officer. Since 2008, Ms. Pagliarini has served as a principal at The Elizabeth Group, a company she founded to provide out-sourced chief financial officer services to registered investment advisers and broker-dealers, as well as services relating to securities litigation consulting. From 2005 to 2008, Ms. Pagliarini served as chief financial officer and chief compliance officer of an investment bank. Prior to that, she founded a boutique investment bank and registered broker-dealer, and served as chief executive officer and chairwoman of a Nasdaq-listed investment brokerage subsidiary. Ms. Pagliarini received her B.S. in Business Administration with a concentration in Finance from Valparaiso University where she was honored with their highest academic award, the Presidential Scholarship. She is also a Certified Fraud Examiner (CFE) and has studied law and forensic accounting at UCLA. Ms. Pagliarini proudly serves on the Emeritus Board of Directors for Forever Footprints, a non-profit organization that provides support to families that have suffered the loss of a baby during pregnancy or infancy and educates the medical community to improve quality of care and response.

Peter Elwell, CFA, age 42, currently serves as our Chief Investment Officer, where he focuses on the sourcing, underwriting, acquisition and asset management of senior housing facilities. From 2008 through 2011, Mr. Elwell ran a consulting practice providing advice to small business and start-up clients primarily on financial and capital raising matters. From 2002 to 2005, Mr. Elwell was a Vice President at PRIMEDIA, Inc., where he focused on mergers, acquisitions and divestitures. In 2005, Mr. Elwell was appointed CFO of the Company’s digital division, overseeing all financial aspects of the company’s 70 online brands. Mr. Elwell also held senior accounting and finance positions at KPMG and The Walt Disney Company. Mr. Elwell is a Certified Public Accountant (inactive) and a CFA Charterholder.

Executive Compensation

Compensation Philosophy

Our Compensation Committee strives to align the interests of our executive officers and stockholders through a simple and transparent executive compensation program that we established in 2015. We offer our executive officers a combination of fixed and performance-based compensation, with a significant portion of such compensation taking the form of cash and equity bonuses when the Company’s financial and strategic goals are achieved. We believe that this compensation philosophy strikes the balance of fostering the creation of long-term value for our stockholders, incentivizing and retaining our talented executive team and promoting prudent risk management.

Compensation Discussion

We became a self-managed REIT upon the effective termination of our Advisory Agreement with Cornerstone Realty Advisors, LLC (“CRA”) on April 1, 2014. Our transition to self-management required us to internalize our operations and hire employees and an executive team for the first time in our Company’s history. This transition, coupled with the repositioning strategy we initiated in 2012, created a challenging environment for us and our executive team. Nonetheless, since 2012, our executive team has successfully completed all three phases of our repositioning strategy, culminating with raising institutional third party capital in the form of a joint venture agreement with Best Years, LLC (the “JV Agreement”) in April 2015. Consistent with our strategy to create opportunities that are accretive to stockholder value, the JV Agreement entitles us to acquisition fees, annual asset management fees, and most significantly, a favorable waterfall return of cash flows and all capital proceeds (from the sale of the properties, refinancing, or other capital events) from the joint venture portfolio. The JV Agreement will enable us to continue our strategy of acquiring additional senior housing facilities and building a diversified portfolio to increase funds from operations and stockholder value. Thus, our executive team has been tasked and incentivized to continue raising institutional third party capital for further growth of the Company.

Compensation Program

Our executive compensation program is intended to align the interests of our executive officers with the interests of our stockholders, attract and retain talented executive officers, reward exceptional performance and promote teamwork and collaboration among the executive team.

Our executive compensation program consists of four elements: base salaries, annual cash incentive compensation, annual equity awards and severance benefits. We believe our executive compensation program is appropriately structured to accomplish our objectives above.

Commencing in 2016, our executive officers will earn equity compensation in the form of incentive stock options for meeting specific management objectives determined by the Board.

Independent Compensation Consultant

In determining the total compensation of our executive officers, our Compensation Committee is assisted by an independent compensation consultant. In 2015, our Compensation Committee engaged VisionLink Advisory Group (the “Compensation Consultant”) to review and analyze our prior executive compensation program and our proposed executive compensation program and compare it with compensation programs at similar peer companies.

The Compensation Consultant neither performed any other services for us, nor received any fees from us, that were not related to its review and analysis of our executive compensation program, and our management and the Compensation Committee determined that the Compensation Consultant was independent, based in part on the following additional reasons:

•	We believe that the policies and procedures of the Compensation Consultant are reasonably designed to prevent conflicts of interest;
•	There are no business ventures or personal relationships between the Compensation Consultant and any member of the Compensation Committee; and
•	There is no affiliation between any member of the Compensation Consultant’s team and any member of our Board or any of our executive officers.

Historical Executive Compensation

The following table provides certain information concerning compensation for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary		Bonus	Option Awards	Total

Kent Eikanas President & Chief Operating	2015	$300,319		$235,784	59,700	$595,803
Officer	2014	$252,500	(1)	$114,137	-	$366,637
Elizabeth Pagliarini Chief Financial Officer and	2015	$200,000		$117,892	19,900	$337,792
Treasurer (2)	2014	$97,500		$20,000	-	$117,500
Peter Elwell (3)	2015	$200,000		$117,892	19,900	$337,792
Chief Investment Officer	2014	$157,875	(1)	$39,827	-	$197,702

(1)	Reimbursements for our executive officer’s salary included a 7% surcharge intended to cover our allocable portion of such executive officer’s benefits and payroll expenses and taxes paid by CRA, our former advisor and its affiliates for 2013 and through March 31, 2014. Effective April 1, 2014, salary was paid by the Company.
(2)	Ms. Elizabeth Pagliarini was hired as Controller in June 2014 and appointed Chief Financial Officer effective September 1, 2014.
(3)	Mr. Peter Elwell was previously Vice President and appointed Chief Investment Officer effective January 1, 2015.

Employment Agreements with Named Executive Officers

On September 23, 2015, the Company entered into employment agreements with each of its named executive officers, Kent Eikanas, President and Chief Operating Officer, Elizabeth Pagliarini, Chief Financial Officer and Peter Elwell, Chief Investment Officer. These employment agreements were approved by the Company’s Compensation Committee and Board of Directors. Each employment agreement has a three-year term and contains standard terms relating to salary, bonus, position, duties and benefits (including eligibility for equity compensation), as well as a special cash payment following a change in control of the Company. The initial base salaries for each of Mr. Eikanas, Ms. Pagliarini and Mr. Elwell are as follows: $300,000, $200,000 and $200,000 per year, respectively, and are subject to annual merit increases.

Potential Payments upon Termination or Change in Control

If there is a termination of employment by the Company without cause or by the named executive officer for good reason, then the named executive officer will be entitled to receive payment of any base salary amounts that have accrued but not been paid as of the termination date, any accrued but unused paid time off, expenses not yet reimbursed, vested benefits, accrued through the termination date payable pursuant to the plans providing such benefits and cash severance in the amount equal to two (2) times base salary for Mr. Eikanas and one (1) times base salary for Ms. Pagliarini and Mr. Elwell. In addition, all options granted to the executive under the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan that otherwise were unvested shall immediately and fully accelerate and shall be deemed to be vested, and the executive shall be entitled to reimbursement for monthly COBRA premiums.

If the Company undergoes a change in control during the executive’s term of employment or within six months after the termination of the executive’s employment for any reason, then the Company will pay a cash bonus in the amount equal to three (3) times base salary for Mr. Eikanas and two (2) times base salary for Ms. Pagliarini and Mr. Elwell In addition, all options granted to the executive under the Summit Healthcare REIT Inc., 2015 Omnibus Incentive Plan that otherwise were unvested shall immediately and fully accelerate and shall be deemed to be vested.

Director Compensation

During the 2015 fiscal year, we paid each of our independent directors a quarterly retainer of $15,000 per quarter.

In the event that a director is also one of our full time executive officers, we do not pay any compensation for services rendered as a director. The amount and form of compensation payable to our directors for their service to us is determined by the Compensation Committee of our Board, based in part on its evaluation of third party board compensation information.

Name	Fees Earned or Paid in Cash in 2015

Paul Danchik	$75,000
Daniel Johnson	$59,375	(1)
J. Steven Roush	$77,000
Suzanne Koenig	$15,625	(2)

(1) Term ended October 27, 2015

(2) Appointed director as of October 28, 2015

During fiscal year 2015, we paid each of our independent directors’ compensation as follows:

•	$60,000 annual retainer, to be pro rata paid twice monthly ($15,000 per director per quarter);

•	Board meeting fee of $2,000 per meeting for each regularly scheduled Board meeting ($2,000 per director per quarter), (which was reduced from $3,000 to $2,000 per director per quarter effective as of February 26, 2015;

•	Special Board meeting fee of $1,000 per meeting, per director, which will apply to any Board meeting called by an executive officer of the Company that is not a regular scheduled Board meeting;

•	Committee fees of $1,000 per committee meeting duly called by an officer of the Company (approximately $1,000 per director per quarter, plus other meetings); and

•	Committee chair fee of $500 for the Audit Committee for each duly called meeting ($500 per chair per quarter).

All directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and committees.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is responsible for discharging the Board’s responsibilities relating to the compensation of our directors and would be expected to act upon matters of executive compensation as necessary has reviewed and discussed the executive compensation disclosure required by Item 402 of Regulation S-K with management and, in reliance on these reviews and discussions, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of such disclosure in this Proxy Statement.

March 21, 2016	The Compensation Committee of the Board of Directors
Paul Danchik (Chairman), J. Steven Roush and Suzanne Koenig

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

OWNERSHIP OF EQUITY SECURITIES

Employee and Director Incentive Stock Plan

The Employee and Director Incentive Stock Plan (the “Director Plan”), which terminated in December 2014, granted awards of stock to directors, full-time employees, and other eligible participants that provided services to us. Awards granted under the Director Plan consisted of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and distribution equivalent rights. The term of the Director Plan was ten years and the total number of shares of common stock reserved for issuance under the Director Plan was equal to 10% of our outstanding shares of stock at any time. As of December 31, 2015, there are 40,000 shares outstanding under the Director Plan of which 20,000 expired in January 2016 and the remaining 20,000 will expire through 2018.

Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan.

In October 2015, we adopted the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan. The purpose of the Omnibus Incentive Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby current or prospective directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

The Omnibus Incentive Plan provides that the total number of shares of common stock that may be issued under the Omnibus Incentive Plan is 3,000,000.

During 2015, we granted an aggregate of 500,000 options to our named executive officers.

Outstanding Equity Awards as of December 31, 2015

The following table presents information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2015, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date

Kent Eikanas	99,000	201,000	$1.72	12/22/2025

Elizabeth Pagliarini	33,000	67,000	$1.72	12/17/2025

Peter Elwell	33,000	67,000	$1.72	12/17/2025

The vesting schedule for the options is as follows: 33% vested immediately upon the grant date, and the remaining 67% vest in equal monthly installments commencing January 1, 2016 and continuing on the first day of each month thereafter over a two-year period with all options being fully vested as of December 1, 2017.

Beneficial Ownership of our Directors and Executive Officers

The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 23,027,978 shares of common stock outstanding as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Kent Eikanas(2)	99,000	*
Elizabeth Pagliarini(2)	33,000	*
Peter Elwell(2)	33,000	*
Paul Danchik(2)	20,000	*
J. Steven Roush	None	*
Suzanne Koenig	None	*
All current directors and executive officers as a group (6 persons)	185,000	*

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following, the Record Date. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. None of the securities listed are pledged as security.
(2)	Consists of shares of common stock underlying options that are immediately exercisable.

Other Equity Compensation Plan Information

Our equity compensation plan information as of December 31, 2015 is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by security holders	540,000	$2.19	2,500,000

Equity compensation plans not approved by security holders	-	-	-

Total	540,000		2,500,000

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires each director, officer and individual beneficially owning more than 10% of a registered security of us to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of us with the SEC. Based solely upon our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal year 2015.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments. Management of the Company represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed in Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from us and our management.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC. The Audit Committee has selected our independent registered public accounting firm. The following directors, who constitute the Audit Committee, provide the foregoing report.

March 21, 2016	The Audit Committee of the Board of Directors
Paul Danchik, Suzanne Koenig and J. Steven Roush (Chairman)

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm

BDO USA, LLP (“BDO”) has served as our independent registered public accounting firm since fiscal year 2013 and has audited our consolidated financial statements for the years ended December 31, 2015 and 2014. Our management believes that BDO is knowledgeable about our operations and accounting practices and is well qualified to act as our independent auditor.

Audit and Non-Audit Fees

The following table lists the aggregate fees billed for services rendered by BDO USA, LLP, our principal accountant for 2015 and 2014:

Services	2015	2014
Audit Fees(1)	$326,500	$260,000
Tax Fees(2)	-	90,500
Total	$326,500	$350,500

(1)	Audit fees billed in 2015 and 2014 consisted of the audit of our annual consolidated financial statements, reviews of our quarterly financial statements, consents, statutory and regulatory audits, financial accounting and reporting consultations and other services related to filings with the SEC.

(2)	Tax services billed in 2014 consisted of tax compliance and tax planning and advice which were unanimously approved by the Audit Committee. There were no tax services billed in 2015.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC which are approved by the Audit Committee prior to the completion of the audit.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

The Independent Directors Committee has reviewed the material transactions between the Company and our affiliates (including CRA, our former advisor) since the beginning of 2015, as well as any such currently proposed transactions. Set forth below is a description of such transactions.

Our Relationship with Summit Union Life Holdings, LLC, our equity-method investment

On April 29, 2015, through our Summit Healthcare Operating Partnership (“Operating Partnership”), we entered into a limited liability company agreement (“SUL LLC Agreement”) with Best Years, LLC (“Best Years”), an unrelated entity and a U.S.-based affiliate of Union Life Insurance Co, Ltd., (a Chinese corporation) and formed Summit Union Life Holdings, LLC (“SUL JV”).   SUL JV is owned 10% by the Operating Partnership and 90% by Best Years. The SUL JV will continue until an event of dissolution occurs, as defined in the SUL LLC Agreement. We account for our investment using the equity-method.

We serve as the manager of the SUL JV and provide various services in exchange for fees and reimbursements. All acquisition fees and asset management fees will be paid to Summit Healthcare Asset Management, LLC (the “Management Company”) and expenses incurred by us, as the manager, will be reimbursed from the Management Company. Under the SUL LLC Agreement, Best Years has paid the Management Company a one-time acquisition fee based on the original purchase price paid for the SUL JV properties and other properties acquired in 2015 through the SUL JV, approximately $518,000 for 2015.  Additionally, annual asset management fees to be paid by the SUL JV to the Management Company, equal to 0.25% of the original purchase price paid for the all SUL JV owned properties, was approximately $80,000 for 2015.

Our Relationships with CRA, our former advisor

Until April 1, 2014, and subject to certain restrictions and limitations, our business was managed pursuant to an advisory agreement (the “Advisory Agreement”) with CRA. Beginning April 1, 2014, the Company became self-managed and hired employees to directly manage its operations.

Prior to April 1, 2014, the Company engaged in certain related party transactions with CRA relating to fees paid and costs reimbursed to CRA for services rendered to the Company. Those transactions ceased in connection with the termination of the Advisory Agreement. As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, CRA, the Company and certain directors and officers of the Company are currently involved in a lawsuit which, among other things, relates to certain disputes relating to the certain amounts due from CRA to the Company and certain amounts due from the Company to CRA.

Our Policy regarding Transactions with Affiliates

Our charter requires our Independent Directors Committee to review and approve all transactions involving our affiliates and us. For example, prior to entering into a transaction with an affiliate, a majority of the Independent Directors Committee must have concluded that the transaction was fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Furthermore, our Independent Directors Committee must review at least annually our fees and expenses to determine that the expenses incurred are reasonable in light of our investment performance, our net asset value, our net income and the fees and expenses of other comparable unaffiliated REITs.

Our Code of Business Conduct and Ethics sets forth examples of types of transactions with related parties that would create conflicts of interest between the interests of our stockholders and the private interests of the parties involved in such transactions. Our directors and officers are required to take all reasonable action to avoid such conflicts of interest or the appearance of conflicts of interest. If a conflict of interest becomes unavoidable, our directors and officers are required to report the conflict to a designated ethics contact, which, depending on the circumstances of the transaction, would be either our President, Chief Financial Officer, or the Chairman of our Audit Committee. The appropriate ethics contact is then responsible for working with the reporting director or officer to monitor and resolve the conflict of interest in accordance with our Code of Business Conduct and Ethics.

ADDITIONAL INFORMATION

Stockholder Proposals

Any stockholder proposals for inclusion in our proxy materials for our 2017 Annual Meeting of Stockholders must be received by our Corporate Secretary, Summit Healthcare REIT, Inc. 2 South Pointe Drive, Suite 100, Lake Forest, California 92630 no later than November 28, 2016.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders must be submitted in accordance with our Bylaws. Our Bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.12 of our Bylaws, including delivery of notice of such proposal to our Corporate Secretary at the address above no earlier than October 29, 2016, and no later than November 28, 2016.

Our Corporate Secretary will provide a copy of our Bylaws to any stockholder of the Company upon written request and without charge.

We have adopted a process for stockholders to send communications to our Board. A description of the manner in which stockholders can send such communications appears above under “Communication with Directors.”

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those identified in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Kent Eikanas
President and Chief Operating Officer

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Stockholder Meeting 2 South Pointe Drive, Suite 100 Lake Forest, CA 92630 on May 11, 2016

Please detach at perforation before mailing.

PROXY	SUMMIT HEALTHCARE REIT, INC.	PROXY

ANNUAL MEETING OF STOCKHOLDERS – MAY 11, 2016

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Summit Healthcare REIT, Inc., a Maryland corporation (the “Company”), hereby appoints Elizabeth Pagliarini and Kent Eikanas, and each of them, the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 2 South Pointe Drive, Suite 100, Lake Forest, California 92630, on May 11, 2016, at 10:00 a.m. local time, and at any adjournment or postponement thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side.

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR” all nominees listed in Proposal 1, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY CARD. When signing as custodian, attorney, executor, administrator, Director, guardian, etc., please sign your title as such. Joint owners should each sign.

Signature

Signature (if held jointly)

Date	SUM_27608_032216

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Summit Healthcare REIT, Inc.

Stockholder Meeting to Be Held on May 11, 2016.

The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/sum-27608

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

The Board of Directors recommends a vote “FOR” for all nominees listed in Proposal 1.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE: █

1.	Election of Directors:			FOR	WITHHOLD	FOR ALL
	Nominees:			ALL	ALL	EXCEPT
	01. J. Steven Roush	02. Suzanne Koenig	03. Kent Eikanas	☐	☐	☐

To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominee’s name in the space provided below:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

SUM_27608_032216